US-DOCS\114338280.5 ELICIO THERAPEUTICS, INC. INSIDER TRADING COMPLIANCE POLICY (Adopted January 5, 2021, Effective as of February 4, 2021) (Amended by the Board of Directors on December 7, 2023 and March 16, 2025) This Insider Trading Compliance Policy (this “Policy”) consists of six sections: • Section I provides an overview; • Section II sets forth Elicio Therapeutics, Inc.’s (the “Company”) policies prohibiting insider trading; • Section III explains insider trading; • Section IV consists of procedures that have been put in place by the Company to prevent insider trading; • Section V sets forth additional transactions that are prohibited by this Policy; and • Section VI refers to the execution and return of a compliance certificate. I. OVERVIEW Preventing insider trading is necessary to comply with securities laws and to preserve the reputation and integrity of the Company as well as that of all persons affiliated with the Company. “Insider trading” occurs when any person purchases or sells a security (e.g., common stock) while in possession of “inside information” relating to the security. As explained in Section III below, “inside information” is information that is both “material” and “non-public.” Insider trading violates several laws, including civil and criminal laws. The penalties for violating insider trading laws include imprisonment, disgorgement of profits, civil fines, and criminal fines of up to $5 million for individuals and $25 million for entities. Insider trading is also prohibited by this Policy, and violation of this Policy may result in Company-imposed sanctions, including removal or dismissal for cause. This Policy applies to all officers, directors, employees and consultants of the Company and its subsidiaries (“Company Personnel”). The restrictions in this Policy also apply to any Company Personnel’s (1) immediate family members who reside with them, (2) others living in their household (whether or not related to them), (3) family members who do not live in their household but whose transactions in the Company’s securities are directed by them or are subject to their influence or control (e.g., parents or children who consult with them before they trade in the Company’s securities) and (4) any entities that they influence or control, including any corporations, limited liability companies, partnerships or trusts (each person or entity identified in

US-DOCS\114338280.5 clauses (1) – (4), a “Related Person”). Securities and Exchange Commission (“SEC”) regulations specifically provide that any material non-public information about the Company communicated to any spouse, parent, child or sibling is considered to have been communicated under a duty of trust or confidence; and that any trading in the Company’s securities by such family members while they are aware of such information may, therefore, violate insider trading laws and regulations. Company Personnel are expected to be responsible for the compliance of all Related Persons with this Policy. This means that, to the extent such Related Persons of Company Personnel intend to trade in the Company’s securities, the Related Persons need to comply with the black-out periods and all other restrictions in this Policy. Furthermore, Company Personnel should not participate in any investment club (i.e., groups of people who pool their money to make investments) that may invest in the Company’s securities. Notwithstanding the foregoing, the pre- clearance policy, blackout periods and prohibited transactions of this Policy, do not apply to venture capital entities or other institutional investors who have implemented procedures to ensure compliance with the requirements of Rule 10b5-1(c)(2) under the Securities Exchange Act of 1934, as amended. This Policy extends to all activities within and outside an individual’s Company duties. All Company Personnel must review this Policy. Questions regarding the Policy should be directed to the Company’s General Counsel (or the Chief Financial Officer in the absence of a General Counsel), or such other person as the Company’s Board of Directors (the “Board of Directors”) may designate from time to time (the “Compliance Officer”). II. STATEMENT OF POLICIES PROHIBITING INSIDER TRADING No officer, director, employee or consultant, or any immediate family member or any Related Person of any such person, shall purchase or sell any securities of the Company while in possession of material, non-public information (subject to the specific exceptions noted below). This Policy also applies with equal force to information relating to any other company, including our customers or suppliers, obtained by Company Personnel during the course of their service to or employment by the Company. Specifically, no Company Personnel who, in the course of work on behalf of the Company, learns of material non-public information about a company with which the Company does business may trade in the other company’s securities until the information becomes public or is no longer material. In addition, no Company Personnel shall directly or indirectly engage in any other action to take advantage of, or pass on to others, communicate (or “tip”) material, non-public information to anyone outside the Company (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company other than on a need-to-know basis. III. EXPLANATION OF INSIDER TRADING “Insider trading” refers to the purchase or sale of a security by someone who is in possession of “material,” “non-public” information relating to the security.

US-DOCS\114338280.5 “Insider” refers to employees, officers, directors and consultants of the Company and anyone else within the Company who has material, non-public information about the Company. “Securities” includes stocks, bonds, notes, debentures, options, warrants and other convertible securities, as well as derivative instruments. “Purchase” and “sale” are defined broadly under the federal securities law. “Purchase” includes not only the actual purchase of a security, but any contract to purchase or otherwise acquire a security. “Sale” includes not only the actual sale of a security, but any contract to sell or otherwise dispose of a security. These definitions extend to a broad range of transactions, including conventional cash-for- stock transactions, conversions, the exercise of stock options, and acquisitions and exercises of warrants or puts, calls or other derivative securities. It is generally understood that insider trading includes the following: • trading by insiders while in possession of material, non-public information; • trading by persons other than insiders while in possession of material, non-public information, if the information either was given in breach of an insider’s duty to keep it confidential or was misappropriated; and • communicating or tipping material, non-public information to others, including recommending the purchase or sale of a security while in possession of such information. A. What Facts are Material? The materiality of a fact depends upon the circumstances. A fact is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell or hold a security, or if the fact is likely to have a significant effect on the market price of the security. Material information can be positive or negative and can relate to virtually any aspect of a company’s business or to any type of security, debt or equity. Examples of material information include (but are not limited to) information about the results of clinical trials; communications sent to or received from the U.S. Food and Drug Administration; dividends; corporate earnings or earnings forecasts; mergers, acquisitions, tender offers or dispositions; major new products or product developments; important business developments such as major contract awards or cancellations; management or control changes; significant borrowing or financing developments including pending public sales or offerings of debt or equity securities; defaults on borrowings; bankruptcies; significant pending or threatened litigation or the resolution of such litigation, or significant regulatory actions or developments, or other items that require the filing of a Current Report on Form 8-K with the SEC. Moreover, material information does not have to be related to a company’s business. For example, the

US-DOCS\114338280.5 contents of a forthcoming newspaper column that is expected to affect the market price of a security can be material. A good general rule of thumb: When in doubt, do not trade. B. What is Non-public? Information is “non-public” if it is not available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available to investors through such media as Dow Jones, Business Wire, Reuters, The Wall Street Journal, Associated Press, or United Press International (all of which generally are accessible via a nationally recognized service such as Global News Wire, Business Wire, or PR Newswire), a broadcast on widely available radio or television programs, publication in a widely available newspaper, magazine or news web site, a Regulation FD-compliant conference call, or public disclosure documents filed with the SEC that are available on the SEC’s web site. The circulation of rumors, even if accurate and reported in the media, does not constitute effective public dissemination. In addition, even after a public announcement, a reasonable period of time must lapse in order for the market to react to the information. Generally, the Company allows trading to begin at the beginning of the second trading day following the date of publication to provide for a reasonable waiting period before such information is deemed to be public. C. Who is an Insider? “Insiders” include employees, officers, directors and consultants of a company and anyone else within a company who has material, non-public information about a company. Insiders have independent fiduciary duties to their company and its stockholders not to trade on material, non- public information relating to the company’s securities. All officers, directors, employees and consultants of the Company should consider themselves insiders with respect to material, non- public information about the Company’s business, activities and securities. Officers, directors, employees and consultants may not trade in the Company’s securities while in possession of material, non-public information relating to the Company, nor may they tip such information to anyone outside the Company (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company other than on a need-to-know basis. The restrictions in this Policy also apply to any Company Personnel’s Related Persons, and Company Personnel subject to this Policy are responsible for ensuring that such Related Persons comply with this Policy. D. Trading by Persons Other than Insiders Insiders may be liable for communicating or tipping material, non-public information to a third party (“tippee”), and insider trading violations are not limited to trading or tipping by insiders. Persons other than insiders also can be liable for insider trading, including tippees who trade on material, non-public information tipped to them or individuals who trade on material, non-public information that has been misappropriated.

US-DOCS\114338280.5 Tippees inherit an insider’s duties and are liable for trading on material, non-public information illegally tipped to them by an insider. Similarly, just as insiders are liable for the insider trading of their tippees, so are tippees who pass the information along to others who trade. In other words, a tippee’s liability for insider trading is no different from that of an insider. Tippees can obtain material, non-public information by receiving overt tips from others or through, among other things, conversations at social, business, or other gatherings. E. Penalties for Engaging in Insider Trading Penalties for trading on or tipping material, non-public information can extend significantly beyond any profits made or losses avoided, both for individuals engaging in such unlawful conduct and their employers. The SEC and Department of Justice have made the civil and criminal prosecution of insider trading violations a top priority. Enforcement remedies available to the government or private plaintiffs (e.g., the Company’s stockholders) under the federal securities laws include: • SEC administrative sanctions; • securities industry self-regulatory organization sanctions; • civil injunctions; • damage awards to private plaintiffs; • disgorgement of all profits; • civil fines for the violator of up to three times the amount of profit gained or loss avoided; • civil fines of up to three times the amount of profit gained or loss avoided by the violator; • criminal fines for individual violators of up to $5,000,000 ($25,000,000 for an entity); and • jail sentences of up to 20 years. In addition, insider trading could result in serious sanctions by the Company, including dismissal. Insider trading violations are not limited to violations of the federal securities laws. Other federal and state civil or criminal laws, such as the laws prohibiting mail and wire fraud and the Racketeer Influenced and Corrupt Organizations Act (“RICO”), also may be violated in connection with insider trading. Any of the above consequences, including an SEC investigation that does not result in prosecution, can tarnish the Company’s or an individual’s reputation and irreparably damage a career.

US-DOCS\114338280.5 F. Size of Transaction and Reason for Transaction Do Not Matter The size of the transaction or the amount of profit received does not have to be significant to result in prosecution. The SEC has the ability to monitor even the smallest trades, and the SEC performs routine market surveillance. Brokers and dealers are required by law to inform the SEC of any possible violations by people who may have material, non-public information. The SEC aggressively investigates and prosecutes even small insider trading violations. G. Examples of Insider Trading Examples of insider trading cases include actions brought against corporate officers, directors, employees and consultants who traded in a company’s securities after learning of significant confidential corporate developments; friends, business associates, family members and other tippees of such officers, directors, employees and consultants who traded in the securities after receiving such information; government employees who learned of such information in the course of their employment; and other persons who misappropriated, and took advantage of, confidential information from their employers. The following are illustrations of insider trading violations. These illustrations are hypothetical and, consequently, not intended to reflect on the actual activities or business of the Company or any other entity. Trading by Insider An officer of X Corporation learns that earnings to be reported by X Corporation will increase dramatically. Prior to the public announcement of such earnings, the officer purchases X Corporation’s stock. The officer, an insider, is liable for all profits as well as penalties of up to three times the amount of all profits. The officer also is subject to, among other things, criminal prosecution, including up to $5,000,000 in additional fines and 20 years in jail. Depending upon the circumstances, X Corporation and the individual to whom the officer reports also could be liable as controlling persons. Trading by Tippee An officer of X Corporation tells a friend that X Corporation is about to publicly announce that it has concluded an agreement for a major acquisition. This tip causes the friend to purchase X Corporation’s stock in advance of the announcement. The officer is jointly liable with his friend for all of the friend’s profits, and each is liable for all civil penalties of up to three times the amount of the friend’s profits. The officer and his friend are also subject to criminal prosecution and other remedies and sanctions, as described above. IV. STATEMENT OF PROCEDURES PREVENTING INSIDER TRADING While it is never permissible to trade based on material non-public information, we are implementing the following procedures to help prevent inadvertent violations of this Policy and avoid even the appearance of an improper transaction (which could result, for example, where Company Personnel engage in a trade while unaware of a pending major development).

US-DOCS\114338280.5 All Company Personnel are required to follow these procedures. A. Black-Out Periods • No officer, director, employee or consultant listed on Schedule I (as amended from time to time by the Compliance Officer), or any Related Person of such person shall purchase or sell any security of the Company during the period beginning on the 15th day prior to the last trading day of any fiscal quarter of the Company until the beginning of the second trading day after the public release of the Company’s financial results for each fiscal quarter and, in the case of the fourth quarter, financial results for the year end, whether or not the Company or any Company Personnel or Related Person is in possession of material, non-public information. • Additionally, from time to time, the Company, through the Board of Directors, the Company’s disclosure committee or the Compliance Officer, may recommend that some or all Company Personnel, Related Persons or others suspend trading in the Company’s securities because of developments that have not yet been disclosed to the public. Individuals affected by such an event-specific blackout may be notified by the Company that they are subject to the blackout (or the Compliance Officer may determine in their discretion to rely instead on the pre-clearance requirement provided for in Section IV.B of this policy). All those affected should not trade in the Company’s securities while the event-specific blackout is in effect, and in the event that a press release is issued by the Company in connection with the event that resulted in the event-specific blackout (or the event or circumstances go away), such suspension shall continue until the beginning of the second trading day after the date of public release (or the event or circumstances go away). Additionally, those subject to the event-specific blackout should not disclose to others that we have suspended trading, as the blackout itself is material non-public information. Events that may give rise to event-specific blackouts may include consideration of major strategic transactions (e.g., acquisitions, dispositions, joint ventures or financings), product developments, interim earnings or sales releases, significant legal proceedings and other circumstances that potentially implicate material non-public information. These prohibitions do not apply to:: • purchases of the Company’s securities from the Company (e.g., Employee Stock Purchase Plan or exercise of an option) or sales of the Company’s securities to the Company, or the surrender to, or withholding by, the Company of the Company’s securities (e.g., to cover withholding obligations upon the vesting or settlement of equity-based awards). This Policy does apply, however, to any sale of stock as part of a broker-assisted cashless exercise of an option, or any other market sale of stock for the purpose of generating the cash needed to pay the exercise price and/or taxes upon the exercise of an option or the vesting of restricted stock units;

US-DOCS\114338280.5 • bona fide gifts of the Company’s securities, unless the person making the gift (the donor) has reason to believe that the recipient of the gift intends to sell the Company’s securities while the donor is in possession of material non-public information; • Transactions in mutual funds and exchange traded funds that are invested in the Company’s securities; or • Notwithstanding the restrictions and prohibitions on trading in the Company’s securities set forth in this Policy, persons subject to this Policy are permitted to effect transactions in the Company’s securities pursuant to approved Trading Plans, which may include transactions during the prohibited periods discussed above. In order to comply with this policy, the Company must pre-approve any such 10b5-1 Plan prior to its effectiveness in accordance with the Elicio Therapeutics, Inc. Rule 10b5-1 Trading Plan Policy. Exceptions to the black-out period policy may be approved only by the Compliance Officer or, in their absence, the Chief Financial Officer. . For purposes of clarity, the Company shall periodically review and update Schedule I. B. Pre-Clearance of All Trades by All Executive Officers and Directors and Certain Employees and Consultants To provide assistance in preventing inadvertent violations of applicable securities laws and to avoid the appearance of impropriety in connection with the purchase and sale of the Company’s securities, all transactions in the Company’s securities (including without limitation, acquisitions and dispositions of Company stock, broker-assisted “net” or “cashless” exercises of stock options, and the sale of Company stock issued upon exercise of stock options) by all officers, directors, employees and consultants listed on Schedule II (as amended from time to time by the Compliance Officer) or any Related Person of such persons must be pre-cleared by the Compliance Officer. As part of the pre-clearance process, the individual requesting pre- clearance must confirm that he or she is not in possession of material, non-public information. Pre- clearance does not relieve anyone of their responsibility under SEC rules. For clarity, transactions in the Company’s securities pursuant to a Rule 10b5-1 plan, which was approved in advance of entering into the plan in accordance with the Elicio Therapeutics, Inc. Rule 10b5-1 Trading Plan Policy, are considered pre-cleared. For purposes of clarity, the Company shall periodically review and update Schedule II. C. Post-Termination Transactions With the exception of the pre-clearance requirement under this Policy, the insider trading laws continue to apply to transactions in the Company’s securities even after termination of service to the Company. If an individual is in possession of material, non-public information when their service terminates, that individual may not trade in the Company’s securities until that information has become public or is no longer material, and it would be prudent for the individual, if they are

US-DOCS\114338280.5 subject to a black-out period upon termination of service, to refrain from trading until those restrictions no longer apply to Company Personnel. D. Information Relating to the Company 1. Access to Information Access to material, non-public information about the Company, including the Company’s business, earnings or prospects, should be limited to officers, directors, employees and consultants of the Company on a need-to-know basis. In addition, such information should not be communicated to anyone outside the Company under any circumstances (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company on an other than need-to-know basis. In communicating material, non-public information to employees of the Company, all officers, directors, employees and consultants must take care to emphasize the need for confidential treatment of such information and adherence to the Company’s policies with regard to confidential information. 2. Inquiries From Third Parties Inquiries from third parties, such as industry analysts or members of the media, about the Company should be directed to the Compliance Officer, the Chief Financial Officer or head of Investor Relations (if any). E. Limitations on Access to Company Information The following procedures are designed to maintain confidentiality with respect to the Company’s business operations and activities. All officers, directors, employees and consultants should take all steps and precautions necessary to restrict access to, and secure, material, non-public information by, among other things: • maintaining the confidentiality of Company-related transactions; • conducting their business and social activities so as not to risk inadvertent disclosure of confidential information. Review of confidential documents in public places should be conducted so as to prevent access by unauthorized persons; • restricting access to documents and files (including computer files) containing material, non-public information to individuals on a need-to-know basis (including maintaining control over the distribution of documents and drafts of documents); • promptly removing and cleaning up all confidential documents and other materials from conference rooms following the conclusion of any meetings (including erasing any whiteboards or other viewable information);

US-DOCS\114338280.5 • disposing of all confidential documents and other papers, after there is no longer any business or other legally required need, through shredders when appropriate; • restricting access to areas likely to contain confidential documents or material, non- public information, including individual offices that may contain such information; • safeguarding laptop computers, mobile devices, tablets, memory sticks, and other items that contain confidential information, including complying with Company IT policies to prevent unauthorized access to your devices and/or electronic information you have access to; and • avoiding the discussion of material, non-public information in places where the information could be overheard by others such as in elevators, restrooms, hallways, restaurants, airplanes or taxicabs. Personnel involved with material, non-public information, to the extent feasible, should conduct their business and activities in areas separate from other Company activities. V. ADDITIONAL PROHIBITED TRANSACTIONS The Company has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if the persons subject to this Policy engage in short-term or speculative transactions involving the Company’s securities. Therefore, Company Personnel shall comply with the following policies with respect to certain transactions in the Company securities: A. Short Sales Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller may not have confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, short sales of the Company’s securities are prohibited by this Policy. In addition, as noted below, Section 16(c) of the 1934 Act absolutely prohibits Section 16 reporting persons from making short sales of the Company’s equity securities, i.e., sales of shares that the insider does not own at the time of sale, or sales of owned shares against which the insider does not deliver the shares within 20 days after the sale. B. Publicly Traded Options A transaction in options is, in effect, a bet on the short-term movement of the Company’s stock and therefore may create the appearance that an officer, director, employee or consultant is trading based on inside information. Transactions in options also may focus an officer’s, director’s, employee’s or consultant’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in puts, calls or other derivative securities involving the Company’s equity securities, on an exchange or in any other organized market, are prohibited by this Policy.

US-DOCS\114338280.5 C. Hedging Transactions Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow an insider to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the insider to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the insider may no longer have the same objectives as the Company’s other stockholders. Therefore, hedging transactions involving the Company’s equity securities, including but not limited to zero-cost collars and forward sale contracts, are prohibited by this Policy. D. Purchases of the Company’s Securities on Margin; Pledging the Company’s Securities to Secure Margin or Other Loans Purchasing on margin means borrowing from a brokerage firm, bank or other entity in order to purchase the Company’s securities (other than in connection with a cashless exercise of stock options under the Company’s equity plans). Margin purchases of the Company’s securities are prohibited by this Policy. Pledging the Company’s securities as collateral to secure loans is prohibited. This prohibition means, among other things, that you cannot hold the Company’s securities in a “margin account” (which would allow you to borrow against your holdings to buy securities). E. Trading on a Short-Term Basis Any shares of Company securities purchased in the open market must be held for a minimum of six months and ideally longer. VI. EXECUTION AND RETURN OF CERTIFICATION OF COMPLIANCE After reading this Policy, all Company Personnel should execute and return to the Compliance Officer the Certification of Compliance form attached hereto as Attachment A. * * * * *